Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70039) pertaining to the Savings Plan for Hourly Employees of IMC-Agrico MP, Inc. Represented by Local #968 International Chemical Workers Union of our report dated April 28, 1999, with respect to the financial statements of the Savings Plan for Hourly Employees of IMC-Agrico MP, Inc. Represented by Local #968 International Chemical Workers Union included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                            /s/ Ernst & Young LLP
Chicago, Illinois                           Ernst & Young LLP
June 26, 2000